Exhibit 23.2

CONSENT OF SANDERS ORTOLI VAUGHN-FLAM ROSENSTADT LLP

We consent to the reference to our firm under the caption "Legal Matters" in Royal Bakery Holdings, Inc.’s  Registration Statement on Form S-1 for the registration of 1,366,333 shares of its common stock.

/s/ Sanders Ortoli Vaughn-Flam Ronsestadt LLP
New York, NY
December 24, 2013